SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               December 31, 2003
                       (Date of earliest event reported)


                             Net Perceptions, Inc.
              (Exact Name of Registrant as Specified in Charter)


        Delaware                       000-25781              41-1844584
--------------------------------   ---------------------  --------------------
(State or Other Jurisdiction of    (Commission File No.)    (IRS Employer
      Incorporation)                                        Identification No.)


               7700 France Avenue South, Edina, Minnesota 55435
         -----------------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)


                                (952) 842-5000
              ---------------------------------------------------
             (Registrant's telephone number, including area code)


-------------------------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

         On December 31, 2003, Net Perceptions, Inc. (the "Company") issued a press release announcing, among other things, that it has entered into a Patent Purchase Agreement (the "Patent Agreement") with Thalveg Data Flow LLC ("Thalveg") to sell to Thalveg the Company's patent portfolio for a purchase price of $1.8 million. The Patent Agreement includes a royalty-free license back to the Company under the patents, patent licenses and pending patent applications being transferred. The transaction does not involve any other intellectual property rights or other assets of the Company, including its proprietary software products, which remain with the Company. Pursuant to the Patent Agreement, Thalveg and the Company have entered into an Escrow Agreement with Private Bank Minnesota providing for the escrow of a deposit of $900,000 which is creditable against the purchase price at closing. Consummation of the transaction is subject to stockholder approval as part of the previously announced Plan of Complete Liquidation and Dissolution or otherwise. The press release also announced that the Company's Board of Directors has unanimously determined that Obsidian Enterprises, Inc.'s unsolicited exchange offer for all outstanding shares of Net Perceptions common stock is financially inadequate and not in the best interests of Net Perceptions' shareholders and, accordingly, that the Board urges stockholders to reject Obsidian's offer and not tender their shares.

         The foregoing summary of the Patent Agreement and the Escrow Agreement is subject to, and qualified in its entirety by, the Patent Agreement, the Escrow Agreement and the press release dated December 31, 2003, issued by the Company, attached as exhibits 2.1, 2.2 and 99.1, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

2.1 Patent Purchase Agreement between Thalveg Data Flow LLC and Net Perceptions, Inc. dated December 30, 2003.

2.2 Escrow Agreement among Thalveg Data Flow LLC, Net Perceptions, Inc. and Private Bank Minnesota dated December 30, 2003.

99.1     Press Release dated December 31, 2003.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 NET PERCEPTIONS, INC.


                                                 By: /s/ Thomas M. Donnelly
                                                     --------------------------
Date: December 31, 2003                              Thomas M. Donnelly
                                                     President

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

2.1 Patent Purchase Agreement between Thalveg Data Flow LLC and Net Perceptions, Inc. dated December 30, 2003.

2.2 Escrow Agreement among Thalveg Data Flow LLC, Net Perceptions, Inc. and Private Bank Minnesota dated December 30, 2003.

99.1              Press Release dated December 31, 2003.

                                                                   Exhibit 2.1


                           PATENT PURCHASE AGREEMENT

         This PATENT PURCHASE AGREEMENT ("Agreement") is entered into on December 30, 2003 ("Effective Date") by and between Thalveg Data Flow LLC a Delaware limited liability company, with an office at 171 Main St. #271, Los Altos, California 94022 ("Purchaser"), and Net Perceptions, Inc., a Delaware corporation, with an office at 7700 France Avenue South, Endina, Minnesota 55345 ("Seller"). The parties hereby agree as follows.

1.       BACKGROUND

1.1 Seller owns certain United States Letters Patents and applications therefor and related foreign patents and applications.

1.2 Seller wishes to sell its right, title and interest in such patents and applications to Purchaser.

1.3      Purchaser wishes to purchase such patents and applications.

2.       DEFINITIONS

2.1 "Assignment Agreements" means the agreements assigning ownership of the Patents from the inventors and/or prior owners to Seller.

2.2 "Licensee" shall mean Seller and any entity to whom the license granted in Section 7.1 is transferred pursuant to Section 7.2.

2.3 "List of Prosecution Counsel" means the names and addresses of prosecution counsel who prosecuted the Patents and who are currently handling Patent applications.

2.4 "Patents" means those patents and applications listed in Exhibit A hereto, and all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents and applications; provisional patent applications that are or will be continuations or continuations in part of such patents and applications; and foreign counterparts to any of the foregoing including without limitation utility models.

2.5 "Plan of Liquidation" shall mean the Plan of Complete Liquidation and Dissolution attached as Exhibit A to Seller's Preliminary Proxy statement dated November 4, 2003, as amended from time to time.

2.6 "Requisite Stockholder Approval" shall mean approval by the requisite stockholder vote of the stockholders of Seller of (i) the Plan of Liquidation or (ii) this Agreement and the transactions contemplated hereby, whether (in the case of this clause (ii)) by such requisite vote approving and adopting a merger agreement which provides for the transfer of patents pursuant to this Agreement, or by separate vote.

3.       CLOSING CONDITIONS AND PAYMENT

3.1 The obligation of Seller to transfer the Patents pursuant to Section 4 and the obligation of Purchaser to make the payment specified in
         Section 3.4 are contingent upon (a) receipt of the Requisite Stockholder Approval and (b) the Amendment 2 to the License Agreement, as defined below, which was executed and fully effective prior to the date hereof and is attached as Exhibit C, has not been terminated or amended.

3.2 The total purchase price payable by Purchaser for the transfer of patents pursuant to Section 4 by Seller shall be one million eight hundred thousand dollars ($1,800,000) payable as set forth in Sections 3.3 and 3.4.

3.3 Upon the execution of this Agreement, Purchaser shall pay to Private Bank Minnesota (the "Escrow Agent") nine hundred thousand dollars ($900,000) (the "Deposit" and, together with any interest earned thereon, the "Deposit Amount") by wire transfer of immediately available funds to an account designated by the Escrow Agent. The Deposit Amount will be held by the Escrow Agent pursuant to the terms of an Escrow Agreement by and among the Escrow Agent, Purchaser and Seller in the form of Exhibit D hereto which is being executed and delivered concurrently with the execution and delivery of this Agreement. If Purchaser breaches this Agreement by failing to timely make the payment specified in Section 3.4, in addition to any other remedies Seller may have, the Deposit Amount shall be transferred to Seller within two business days after the breach, and the parties hereby agree to instruct the Escrow Agent to make such transfer. If this Agreement is terminated pursuant to Section 8, the Deposit Amount will be transferred to Purchaser within two business days after any such termination, and the parties hereby agree to instruct the Escrow Agent to make such transfer.

3.4 Two business days after the satisfaction of the conditions set forth in Section 3.1, Purchaser shall pay to Seller the amount of one million eight hundred thousand dollars($1,800,000), minus the amount of the Deposit Amount which has been received by Seller from the Escrow Agent, by wire transfer of immediately available funds to an account designated by Seller (the date and time of such payment by Seller being hereafter referred to as the "Closing Date"). Immediately prior to the Closing Date, the parties hereto agree to instruct the Escrow Agent to deliver the Deposit Amount to Seller.

4.       TRANSFER OF PATENTS AND LICENSE AGREEMENT

4.1 Patent Assignment. Effective on the Closing Date, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to the Patents and all inventions and discoveries described therein, including without limitation, all rights of Seller under the Assignment Agreements, and all rights of Seller to collect royalties under such Patents.

4.2 Assignment of Causes of Action. Effective on the Closing Date, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to all causes of action and enforcement rights, whether currently pending, filed, or otherwise, in respect of the Patents and all inventions and discoveries described therein, including without limitation all rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patents.

4.3 License Agreement. Effective on the Closing Date seller hereby assigns to Purchaser the License Agreement between Seller and the Regents of the University of Minnesota effective July 31, 1996, as amended (the "License Agreement"), and Purchaser agrees to accept such assignment and, beginning on the Closing Date, to perform all the obligations of Seller under the License Agreement. (This assignment includes a license under United States Patents numbered 5,842,199; 6,016,475; and 6,108,493, and pending U.S. patent application 09/571,020. )

5.       ADDITIONAL OBLIGATIONS

5.1 Delivery. On the Closing Date, seller shall deliver to Purchaser an executed copy of the Assignment of Patent Rights, substantially in the form of in Exhibit B hereto, the Assignment Agreements, the List of Prosecution Counsel, and all files and original documents owned or controlled by Seller (including without limitation Letters Patents) relating to the Patents including, without limitation, all prosecution files for pending patent applications included in the Patents, and its own files relating to the issued Patents.

5.2 Further Cooperation. From and after the Closing Date, at the reasonable request of Purchaser, Seller shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for completing the consummation of the transactions contemplated hereby, including without limitation execution, acknowledgment and recordation of other such papers, and using commercially reasonable efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby. In the event a foreign counterpart, continuation, or divisional is omitted from the definition of Patents, Seller shall use commercially reasonable efforts to include the omitted foreign counterpart, continuation, or divisional within the scope and coverage of this Agreement with no additional payment by Purchaser.

5.3 Meeting Date. Seller will give Purchaser at least ten (10) days prior written notice of the date of the stockholder meeting at which the Requisite Stockholder Approval is being sought and as much notice as reasonably practical concerning the date or dates of any adjournments thereof

6.       REPRESENTATIONS AND WARRANTIES

6.1 Authority. Seller represents and warrants to Purchaser that Seller has the right and authority to enter into this Agreement and, if the Requisite Stockholder Approval is obtained, to carry out its obligations hereunder.

6.2      Title and Contest. Seller represents and warrants to Purchaser that
         (i) it has good and marketable title to the Patents, including without limitation all rights, title, and interest in the Patents to sue for infringement thereof; (ii) the Patents are free and clear of all liens, mortgages, security interests or other encumbrances, and restrictions on transfer; (iii) to Seller's knowledge, there are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Patents; and (iv) there are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Patents.

6.3 Existing Licenses. Except as to such rights and licenses granted in connection with the sale, licensing or other disposition of Seller's services in the normal cause of business, Seller represents and warrants to Purchaser that no rights or licenses have been granted under the Patents.

6.4 Restrictions on Rights. Seller represents and warrants to Purchaser that Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Patents as a result of the transaction contemplated in this Agreement, or any prior transaction related to the Patents.

6.5 Conduct. Seller represents and warrants to Purchaser that, Seller, and to Seller's knowledge its representatives, have not intentionally engaged in any conduct, or intentionally omitted to perform any necessary act, the result of which would invalidate any of the Patents or hinder their enforcement, including but not limited to misrepresenting Seller's patent rights to a standard-setting organization.

6.6 Enforcement. Seller represents and warrants to Purchaser that Seller has not put a third party on notice of actual or potential infringement of any of the Patents except for the following patents on the following dates.

6.7 Patent Office Proceedings. Seller represents and warrants to Purchaser that to its knowledge none of the Patents have been or are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding and that to its knowledge no such proceedings are pending or threatened.

6.8 Fees. Seller represents and warrants to Purchaser that all maintenance fees, annuities, and the like due and payable on the Patents prior to the Closing Date have been timely paid.

6.9 Consents. Seller represents and warrants to Purchaser that Seller has obtained all third party consents, approvals, and/or other authorizations required to make the assignments in Section 4.

6.10 Validity and Enforceability. Seller represents and warrants to Purchaser that (i) the Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding; and (ii) Seller has not received any notice from any source alleging that the Patents may be invalid or unenforceable.

6.11 Disclaimer of Warranty. Except as explicitly set forth herein, Seller disclaims all warranties, express and implied, with respect to the subject matter of this agreement. WITHOUT LIMITATION OF THE FOREGOING, SELLER DISCLAIMS ALL IMPLIED WARRANTIES OF VALIDITY AND NONINFRINGEMENT.

7.       RETAINED RIGHTS

7.1 Grant Under Patent Rights. Effective on the Closing Date, Purchaser hereby grants to Seller, under the Patent Rights (as defined in Exhibit B hereto), and for the lives thereof, a royalty-free, irrevocable, non-exclusive, worldwide right and license to practice the methods and to make, have made, use, distribute, lease, sell, offer for sale, import, export, develop and otherwise dispose of and exploit any products covered by the Patent Rights. This license shall apply to the reproduction and subsequent distribution of licensed products, in substantially identical form as they are distributed by the Seller or by authorized agents of the Seller such as a distributor, replicator, VAR or OEM. The parties acknowledge that Seller's products, including licensed software products and rights under Seller's escrow agreements shall be subject to the exhaustion doctrine.

7.2 Limitation on Transferability. This license is not transferable except to a purchaser of all, or substantially all, of a Licensee's assets, or to a party that by merger or otherwise acquires all, or substantially all, of a Licensee's outstanding capital stock. Upon such a transaction, this license shall apply only to products covered by the Patent Rights to the extent that revenue realized by any Licensee from products covered by the Patent Rights does not exceed the "Revenue Limitation" in any calendar year. The Revenue Limitation shall be Ten Million Dollars ($10,000,000.00) during the calendar year of the first such transfer, and shall be increased each subsequent year by seven point five percent (7.5%). Purchaser agrees to negotiate extensions of the license to cover revenues realized by any Licensee in excess of the Revenue Limitation, in good faith.

8.       TERMINATION

8.1 This Agreement may be terminated by the mutual written consent of Seller and Purchaser.

8.2 This Agreement may be terminated by either party if the Requisite Stockholder Approval is not obtained by March 30, 2004.

8.3 This Agreement may be terminated by either party if at a duly called special meeting of Seller's stockholders at which a vote is taken on the Plan of Liquidation, on a merger agreement which provides for the transfer of patents to Seller pursuant to this Agreement, or otherwise with respect to approval of this Agreement and the transactions contemplated hereby, the Requisite Stockholder Vote is not obtained.

8.4 Seller may terminate this agreement if it enters into a contract with another party which Seller's board of directors determines is, in combination with a dissolution and liquidation in the case of a sale of assets, reasonably likely to result in greater financial return to stockholders than the transaction contemplated by this Agreement, in combination with a dissolution and liquidation. In the event of such a termination, Seller shall pay Purchaser one hundred thousand dollars ($100,000) to compensate Purchaser for costs, fees and expenses incurred by Purchaser in pursuing this transaction.

9.       MISCELLANEOUS

9.1 Limitation on Consequential Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

9.2 Limitation of Liability. PURCHASER'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL BE THE PAYMENT OF FUNDS AS REQUIRED PURSUANT TO
         SECTION 3. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

9.3 Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

9.4 Governing Law. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of New York, without regard to principles of conflict of laws that would require the application of the laws of another jurisdiction.

9.5 Jurisdiction. Each party hereby agrees to jurisdiction and venue in the courts of the State of Delaware or the Federal courts sitting therein for all disputes and litigation arising under or relating to this Agreement.

9.6 Entire Agreement. The terms and conditions of this Agreement, including its exhibits, constitute the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. This Agreement may be executed in separate counterparts which, taken together, shall be regarded as one and the same instrument. The following exhibits are attached hereto and incorporated herein: Exhibit A (entitled "Patent Rights to be Assigned"); Exhibit B (entitled "Assignment of Patent Rights").

9.7 Notices: All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Seller                                            If to Purchaser
------------                                            ---------------

Net Perceptions, Inc.                                   Thalveg Data Flow LLC
7700 France Avenue South                                171 Main St. #271.
Endina, MN  55345                                       Los Altos, CA  94022

Attn:  President                                        Attn: Managing Director


         Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

9.8 Relationship of Parties. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Seller and Purchaser.

9.9 Severability. The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

9.10 Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

9.11 Assignment. The terms and conditions of this Agreement shall inure to the benefit of Purchaser, its successors, assigns and other legal representatives, and shall be binding upon Seller, its successor, assigns and other legal representatives

         IN WITNESS WHEREOF, the parties have executed this Patent Purchase Agreement as of the date first above written.

Thalveg Data Flow LLC                                   Net Perceptions

/s/ Julia Ceffalo                                       /s/ Thomas M. Donnelly
-----------------                                       ----------------------
Signature                                               Signature


Julia Ceffalo                                           Thomas M. Donnelly
-------------                                           ------------------
Printed Name                                            Printed Name


Authorized Person                                       President
-----------------                                       ---------
Title                                                   Title






Exhibits A and B to the Patent Purchase Agreement have been omitted pursuant to Item 601 of Regulation S-K. Exhibit A provides a list of patent rights to be assigned pursuant to the Patent Purchase Agreement. Exhibit B sets forth a form of Assignment of Patent Rights to be executed by the Assignor and delivered to the Assignee at the closing under the Patent Purchase Agreement. A copy of either exhibit will be furnished supplementally to the Commission upon request.

                                                                   Exhibit 2.2

                               ESCROW AGREEMENT

         ESCROW AGREEMENT (this "Agreement"), dated as of December 30, 2003, by and among Net Perceptions, Inc., a Delaware corporation ("Seller") Thalveg Data Flow LLC, a Delaware limited liability company ("Purchaser"), and Private Bank Minnesota ("Escrow Agent").

         WHEREAS, pursuant to a Patent Purchase Agreement dated as of December 30, 2003 (the "PPA"), Purchaser will purchase Seller's patent portfolio; and

         WHEREAS, Section 3.3 of the PPA provides for nine hundred thousand dollars ($900,000) (the "Escrow Amount") to be delivered to the Escrow Agent to be held in accordance with the terms thereof and hereof.

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree as follows:

               1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the PPA.

               2. Appointment of Escrow Agent. Purchaser and Seller hereby appoint the Escrow Agent to act as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment for the purpose of receiving and disbursing the Escrow Amount in accordance with the terms and conditions set forth herein.

               3. Delivery of Funds. On the Closing Date, Purchaser will deliver to the Escrow Agent the Escrow Amount to be held by the Escrow Agent in an interest bearing account (the "Escrow Account") in accordance with the terms of this Agreement. The Escrow Amount shall be invested and maintained by the Escrow Agent in accordance with the provisions of Section 4 hereof, and will be disbursed by the Escrow Agent pursuant to the provisions of Section 5 hereof. Principal in the Escrow Account during the term of this Agreement and the interest accrued thereon are hereinafter collectively referred to as the "Escrow Funds."

               4. Investment of Escrow Funds. The Escrow Agent shall invest the Escrow Funds in an interest bearing account or any other investment as directed by Seller and Purchaser in writing.

               5. Demands for Payment and Release of Escrow Funds. The Escrow Funds shall be disbursed by Escrow Agent (i) as directed by a written notice signed by both Seller and Purchaser or (ii) as directed by a non-appealable court order, issued by a court of competent jurisdiction, providing that such funds be disbursed.

               6. Termination. This Escrow Agreement shall terminate and be of no further force and effect on the date that no funds remain in the Escrow Account to be disbursed hereunder.

               7. Rights of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein.

                      (a) The Escrow Agent may rely upon any instrument in writing believed in good faith by it to be genuine and sufficient and properly presented and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof.

                      (b) The Escrow Agent shall not be liable or responsible for any act it may do or omit to do except for its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on written advice of counsel. Under no circumstances shall the Escrow Agent be liable for any special, consequential or punitive damages.

                      (c) Seller agrees (i) to pay or reimburse the Escrow Agent for its attorney's fees and expenses incurred in connection with the preparation of this Agreement and (ii) to pay the Escrow Agent $1000 within thirty days of the date hereof as compensation for its normal services hereunder.

                      (d) Purchaser and Seller agree to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow crated hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

                      (e) Purchaser and Seller covenant and agree to indemnity the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence, bad faith, or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

                      (f) Amounts payable to the Escrow Agent shall be paid by Seller.

               8.     Resignation and Removal.

                      (a) The Escrow Agent may resign at any time by giving thirty (30) days prior written notice to Purchaser and Seller. Purchaser and Seller may remove the Escrow Agent by jointly giving thirty (30) days prior written notice to the Escrow Agent. Such removal shall take effect upon delivery of the Escrow Funds to a successor escrow agent designated in writing by Purchaser and Seller, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement, and shall have no further duties or responsibilities in connection herewith. The obligations of Purchaser and Seller to the Escrow Agent and the rights of the Escrow Agent hereunder shall survive termination of this Agreement or the removal of the Escrow Agent.

                      (b) In the event that the Escrow Agent submits a notice of resignation, its only duty, until a successor Escrow Agent shall have been appointed and shall have accepted such appointment, shall be to hold, invest and dispose of the Escrow Funds in accordance with this Agreement, but without regard to any notices, requests, instructions, demands or the like received by it from the other parties hereto, unless the same is a direction that the Escrow Funds be paid or delivered in their entirety out of the Escrow Account.

               9. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect on any way the meaning or interpretation of this Agreement.

               10. Notices and Wires. Any notice, request, instruction or other document to be given hereunder by any party to another party shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission, and on the next business day when sent by Federal Express, United Parcel Service, Express Mail, or other reputable overnight courier, to the party at the following addresses (or such other addresses for a party as shall be specified by like notice); provided that any notice required to be delivered to the Escrow Agent hereunder shall be deemed delivered only when actually received by the Escrow Agent:

                      (a)   if to Seller, to:

                      Net Perceptions, Inc.
                      7700 France Avenue South
                      Edina, MN  55435
                      Attention: President
                      Phone: (952) 842-5400
                      Facsimile: (952) 842-5005

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      One Beacon Street
                      Boston, Massachusetts 02108
                      Attention: Kent A. Coit, Esquire
                      Phone: (617) 573-4835
                      Facsimile:  (617) 573-4822

                      (b)   if to a Purchaser, to:

                      Thalveg Data Flow LLC
                      171 Main Street #271
                      Los Altos, California  94022
                      Attention:  Managing Director
                      Phone: (425) 467-2300
                      Facsimile: (425) 467-2350

                      (c)   if to the Escrow Agent:

                      Private Bank Minnesota
                      222 South 9th Street, Suite 3800
                      Minneapolis, MN 55402
                      Attention:  Thomas E. Cardle
                      Phone: (612) 305-4227
                      Facsimile:  (612) 321-0894

         A copy of any notice, request, demand, certificate or other communication given hereunder by any party shall be delivered to each other party to this Agreement as well as to the addressee at the same time as it is given to the addressee.

               11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               12. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns; provided that any assignment of this Agreement or the rights hereunder by any party hereto without the written consent of the other parties shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

               13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without regard to the rules of conflict of laws that would require the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Minnesota for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts.

               14. Amendment and Waiver. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action with respect to any breach of this Agreement or default by another party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

               15. Severability. The invalidity, illegality or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provisions were omitted.

               16. Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

               17. Authorized Signers: Unless otherwise notified, the authorized signer of notices to the Escrow Agent are Thomas M. Donnelly for Seller and Lily Guse for Purchaser.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.


                                              Private Bank Minnesota
                                                 as Escrow Agent


                                              By: /s/ Thomas E. Cardle
                                                  ----------------------------
                                              Name:  Thomas E. Cardle
                                              Title: Vice President


                                              Thalveg Data Flow LLC


                                              By: /s/ Julia Ceffalo
                                                  ----------------------------
                                              Name:  Julia Ceffalo
                                              Title: Authorized Person


                                              Net Perceptions, Inc.


                                              By: /s/ Thomas M. Donnelly
                                                  ----------------------------
                                              Name:  Thomas M. Donnelly
                                              Title: President

                                                                  Exhibit 99.1


Contact:
Tom Donnelly
President and Chief Financial Officer
Net Perceptions, Inc.
952-842-5400
tdonnelly@netperceptions.com



      Net Perceptions' Board Rejects Obsidian Exchange Offer; Intends to
             File Revised Preliminary Proxy Materials For Plan of
           Liquidation; Announces Agreement to Sell Patent Portfolio

MINNEAPOLIS - Net Perceptions, Inc. (Nasdaq: NETP) announced that after careful consideration, including a thorough review with independent financial and legal advisors, its board of directors has unanimously determined that Obsidian Enterprises, Inc.'s unsolicited exchange offer for all outstanding shares of Net Perceptions common stock is financially inadequate and not in the best interests of Net Perceptions' shareholders. Accordingly, the Net Perceptions' board of directors urges stockholders to reject Obsidian's offer and not tender their shares.

In making its recommendation, Net Perceptions' board of directors considered, among other things:

o The opinion of its financial advisor, Candlewood Partners, LLC, delivered to the board of directors on December 30, 2003, that, as of that date, the consideration offered in the Exchange Offer was inadequate from a financial point of view to the Company's stockholders, other than Obsidian and its affiliates;

o The liquidation analysis prepared by Candlewood Partners reflecting estimated cash distributions pursuant to the plan of liquidation in the range of $.41 to $.45 per share. In this connection, the board unanimously concluded that, assuming there were no developments, events or circumstances which would result in an adverse change to the results of the Candlewood liquidation analysis, and assuming the cash consideration payable to the Company under the patent portfolio sale agreement and the non-exclusive source code license agreement referred to below is received by the Company as reflected in Candlewood Partners' liquidation analysis, an initial distribution estimated to be approximately $.40 per share could be made to stockholders shortly after stockholder approval and adoption of the plan of liquidation previously adopted by the board of directors;

o    Candlewood's financial analysis of Obsidian and the exchange offer;

o In the view of Candlewood, the large number of shares of Obsidian common stock that would be received by the Company's stockholders if the exchange offer and proposed subsequent merger were consummated, combined with the small average trading volume of Obsidian common stock, highlights the potential difficulty of selling the shares of Obsidian common stock that would be received in the exchange offer and such subsequent merger; and

o The fact that Obsidian's exchange offer is highly conditional, which results in significant uncertainty that the offer will be consummated.

Additional information with respect to the board's decision and its actions is contained in a Schedule 14D-9 which has been filed with the Securities and Exchange Commission (SEC) and will be mailed to the Company's stockholders.

The Company said that its board of directors continues to believe that implementing the plan of liquidation adopted by the board on October 21, 2003 is the best available alternative at this time. Accordingly, and in order to move forward with the SEC review process so as to minimize further delay in providing liquidity to stockholders, the Company expects to file with the SEC as soon as practicable a revised preliminary proxy statement relating to a special meeting of stockholders at which the plan of liquidation would be voted upon. A new date for that meeting, which had previously been scheduled for December 23, 2003, has not yet been fixed. The Company also said that, while it intends to continue at this time to pursue completion of the SEC review process and stockholder approval of the plan of liquidation, it also expected to continue discussions with potential acquirers who are willing to promptly and diligently pursue, in a manner consistent with the Company's objective of minimizing cash expenses, a definitive agreement to acquire the Company on terms which would provide substantial transaction certainty and higher realizable value to stockholders than implementing the plan of liquidation.

Separately, the Company announced that it has entered into an agreement with Thalveg Data Flow LLC to sell to Thalveg Net Perceptions' patent portfolio for a purchase price of $1.8 million. The agreement includes a royalty-free license back to Net Perceptions under the patents, patent licenses and pending patent applications being transferred. The transaction does not involve any other intellectual property rights or other assets of Net Perceptions, including its proprietary software products, which remain with Net Perceptions. Consummation of the transaction is subject to stockholder approval as part of the previously announced Plan of Complete Liquidation and Dissolution or otherwise. A copy of the agreement is being filed today with the SEC as an exhibit to a current report on Form 8-K, and the foregoing description of the agreement is qualified in its entirety by reference to such copy. Finally, the Company said that it had granted to a software company a non-exclusive source code license to a portion of the Company's intellectual property for a cash payment of $325,000. Under the license agreement, the Company will provide certain consulting and support services to the licensee for additional cash payments totaling $75,000.

Additional Information About the Plan of Liquidation and Where to Find It
-------------------------------------------------------------------------

In connection with the proposed plan of complete liquidation and dissolution, on November 4, 2003, the Company filed with the Securities and Exchange Commission (SEC) preliminary forms of, and may file with the SEC revised preliminary and definitive forms of, a proxy statement and other relevant materials. SECURITY HOLDERS OF THE COMPANY SHOULD READ THE APPLICABLE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF LIQUIDATION. Investors and security holders may obtain a copy of the applicable proxy statement and such other relevant materials (when and if they become available), and any other documents filed by the Company with the SEC, for free at the SEC's web site at www.sec.gov, or for free from the Company by directing a request to: Net Perceptions, Inc., 7700 France Avenue South, Edina, Minnesota 55435, Attention: President.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed Plan of Complete Liquidation and Dissolution. Information regarding the direct and indirect interests of the Company's executive officers and directors in the proposed Plan of Complete Liquidation and Dissolution is included in the preliminary form of, and will be included in any revised preliminary and definitive form of, the proxy statement filed with the SEC in connection with such proposed Plan.